Exhibit 99.1

SPI Solar Announces Fourth-Quarter and Full-Year 2013 Financial Results

ROSEVILLE, Calif.--(BUSINESS WIRE)--April 15, 2014--SPI Solar (“SPI”) (SOPW:OTCBB), a vertically integrated photovoltaic solar developer, today announced its results for the fourth quarter and year ended December 31, 2013.

Fourth-Quarter 2013 Results:

Total net sales for the fourth quarter of 2013 were $15.4 million, compared with $13.0 million for the fourth quarter of 2012. For the third quarter of 2013, SPI Solar reported total net sales of $21.3 million.

Total cost of goods sold for the fourth quarter of 2013 was $18.7 million, compared with $16.1 million for the fourth quarter of 2012. Total cost of goods sold for the third quarter of 2013 was $22.2 million.

Total operating expenses for the fourth quarter of 2013 were $14.5 million, compared with $11.5 million for the fourth quarter of 2012. Operating expenses for the third quarter of 2013 were $3.4 million.

Net loss for the fourth quarter of 2013, including several one-time charges, was $18.7 million, or ($0.09) per basic and diluted share. This compared with a net loss of $15.0 million, or ($0.08) per basic and diluted share, for the fourth quarter of 2012, and with a net loss of $3.6 million, or ($0.02) per basic and diluted share, for the third quarter of 2013.

The one-time charges for the fourth quarter of 2013 totaled $11.1 million and included a $7.5 million long term investment impairment charge to the Mountain Creek project, $2.7 million of contract losses and a $4.4 million bad debt reserve which was offset by a gain from the deconsolidation of SGT of $3.5 million.

“The solar market is finally moving out of winter and we are confident that SPI’s positioning in the downstream business is a right choice,” said Charlotte Xi, president, global chief operating officer and interim chief financial officer. “We will continue to focus on our EPC specialties and explore further business opportunities in solar. In addition, we believe SPI’s unique balance sheet position will allow us to effectively resolve the note from Cathay Bank in the near future.”

Full-Year 2013 Results:

For the year ended December 31, 2013, total net sales were $42.6 million, compared with $100.0 million for 2012.

For the year ended December 31, 2013, total cost of goods sold was $45.4 million, compared with $91.4 million for 2012.

For 2013, the Company reported total operating expenses of $28.8 million. This compared with total operating expenses of $32.4 million for 2012.

The Company recorded a net loss for 2013 of $32.2 million including the one-time charges described above, or ($0.16) per basic and diluted share, compared with a net loss of $25.4 million, or ($0.13) per basic and diluted share, for 2012.

Cash and cash equivalents at December 31, 2013 were $1.0 million, compared with $17.8 million at December 31, 2012.

SPI Solar’s majority shareholder, LDK Solar, has recently disclosed plans to liquidate itself and the result of these activities and the impact on SPI Solar’s business are currently unknown. SPI Solar plans to file its Annual Report on Form 10-K in conjunction with this news release, and investors are encouraged to review the 10-K for a review of all potential risks to the Company and its business. The 10-K filing and other filings with the Securities & Exchange Commission (SEC) can be found on the SEC Filings page of SPI Solar’s website, or by visiting the SEC’s website at sec.gov.

Recent Project & Business Segment Updates:

  Announced financing for Imclone project, removing $28.3 million of construction loan liability and interest payable from SPI Solar’s balance sheet while creating a pathway toward funding other projects
  Executed an agreement with KDC Solar to jointly develop and own the Mountain Creek solar project in New Jersey, enabling both companies to move forward in completing the project while evolving its business model toward more favorable financial results
  Made progress on other EPC projects toward seeking further funding from China Development Bank with expected funding completion to be approximately mid-year of 2014.

About SPI Solar (SOPW:OTCBB):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release may contain certain “forward-looking statements” relating to the business of SPI Solar, its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes", “expects” or similar expressions. These statements involve known and unknown risks and uncertainties, including, but are not limited to, the ability of SPI Solar to generate new EPC projects and its ability to obtain funding for such projects, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

– Financials Attached –

SOLAR POWER, INC. CONSOLIDATED BALANCE SHEETS (In thousands, except for share data)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,031	$17,823
Accounts receivable, net of allowance for doubtful accounts of $5,887 and $393, respectively	6,260	43,807
Accounts receivable, related party	3,905	11,858
Notes receivable	8,450	14,120
Costs and estimated earnings in excess of billings on uncompleted contracts	-	31,423
Construction in progress	-	16,078
Inventories, net	23	1,618
Prepaid expenses and other current assets	4,458	4,267
Restricted cash	-	20
Total current assets	24,127	141,014
Intangible assets	1,132	1,703
Restricted cash, net of current portion	400	400
Accounts receivable, noncurrent	12,349	-
Notes receivable, noncurrent	13,668	-
Property, plant and equipment at cost, net	11,752	18,754
Investment in affiliate	7,536	-
Other assets	-	958
Total assets	$70,964	$162,829
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$3,919	$15,709
Accounts payable, related party	50,907	51,804
Lines of credit	4,250	10,877
Accrued liabilities	741	6,536
Billings in excess of costs and estimated earnings on uncompleted contracts	862	4,935
Billings in excess of costs and estimated earnings on uncompleted contracts, related party	-	49
Loans payable and capital lease obligations	-	28,601
Total current liabilities	60,679	118,511
Financing and capital lease obligations, net of current portion	11,730	18,760
Other liabilities	1,422	1,436
Total liabilities	73,831	138,707
Commitments and contingencies	-	-
Stockholders’ (deficit) equity:
Preferred stock, par $0.0001, 20,000,000 shares authorized; none issued and outstanding	-	-
Common stock, par $0.0001, 250,000,000 shares authorized; 198,214,456 shares issued and outstanding	20	20
Additional paid in capital	53,376	48,219
Accumulated other comprehensive loss	(189)	(287)
Accumulated deficit	(56,074)	(23,830)
Total stockholders’ (deficit) equity	(2,867)	24,122
Total liabilities and stockholders’ (deficit) equity	$70,964	$162,829

SOLAR POWER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except for share data)

	For the Three Months Ended December 31		For the Year Ended December 31
	2013	2012	2013	2012

Net Sales
Net sales	$15,375	$10,935	$42,629	$64,417
Net sales, related party	-	2,066	-	35,539
Total net sales	15,375	13,001	42,629	99,956

Cost of goods sold
Cost of goods sold	15,950	11,750	42,582	56,016
Cost of goods sold, related party	-	1,615	-	32,617
Provision for losses on contracts	2,731	2,729	2,816	2,729
Total cost of goods sold	18,681	16,094	45,398	91,362

Gross (loss) profit	(3,306)	(3,093)	(2,769)	8,594
Operating expenses:
General and administrative	5,915	4,373	17,534	13,061
Sales, marketing and customer service	496	6,043	2,050	10,647
Impairment charge	7,500	148	7,500	6,038
Engineering, design and product management	625	910	1,761	2,636
Total operating expenses	14,536	11,474	28,845	32,382

Operating loss	(17,842)	(14,567)	(31,614)	(23,788)

Other income (expense):
Interest expense	(1,223)	(971)	(4,321)	(4,065)
Interest income	(1,068)	506	1,655	2,527
Gain from deconsolidation	3,537	-	3,537	-
Other expenses	(1,266)	(473)	(688)	(182)
Total other income (expense), net	(20)	(938)	183	(1,720)

Loss before income taxes	(17,862)	(15,505)	(31,431)	(25,508)

Provision (benefit) for income taxes	825	(500)	813	(80)

Net loss	$(18,687)	$(15,005)	$(32,244)	$(25,428)

Net loss per common share
Basic and Diluted	$(0.09)	$(0.08)	$(0.16)	$(0.13)

Weighted average number of common shares used in computing per share amounts
Basic and Diluted	198,214,456	198,214,456	198,214,456	190,461,696

CONTACT:
Solar Power, Inc.
Charlotte Xi, 800-548-8767
President & Global COO, Interim CFO